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                                                                    EXHIBIT 21.1

                               PEC SOLUTIONS, INC.
                          SUBSIDIARIES (ALL 100% OWNED)

     SUBSIDIARIES OF THE REGISTRANT                         STATE OR OTHER JURISDICTION OF INCORPORATION
     ------------------------------                         --------------------------------------------
Viking Technology, Inc.                                     Virginia
Troy Systems, Inc.                                          Delaware